                    EXCLUSIVE MARKETING BILATERAL AGREEMENT

     BE IT RESOLVED, that in consideration of the desire of Moonlighting Distribution Corporation-USA, hereinafter [sic] to as Grantor, and Summit Technologies, Inc., hereinafter referred to as Licensee, the parties to this agreement do hereby agree to the mutual promises and covenants contained herein:

     Pursuant to the agreement between the parties executed October 6, 1997, Licensee hereby exercises its rights granted Licensee by Grantor in paragraph [sic] of said agreement:

     1) Grantor agrees to transfer and assign all marketing rights (exclusively) without limitation to Licensee.

     2) Grantor agrees to the licensing of its Chitosan Trim-Away Weight Management systems for $10,000 to be paid with the execution of this agreement.

     3) Grantor agrees to the licensing of its Pannache by Paula Skin Care and related product lines for $10,000 to be paid with the execution of this agreement.

     4)   Licensee agrees to the pricing schedule contained herein as Exhibit A.

     5) Grantor grants to Licensee all trade names, rights and intellectual property by virtue hereof.

     6) Grantor warrants to Licensee that there shall be no other sales of this unique formulation except to Licensee, except the grandfathered accounts, Moonlighting International-Philippines and Pannache Salons Limited.

     7) Grantor agrees that this agreement shall remain in effect with Licensee, their heirs, successors or assigns so long as the production requirements of Exhibit A (attached hereto) are continually met.

     8) In the event of any dispute in connection herewith, THE AMERICAN ARBITRATION ASSOCIATION, and the laws thereof shall prevail. Court costs and attorney's fees shall be paid by the non-prevailing party.

     9) Each party hereto stipulates that any and all names, telex, faxes, or telephone numbers and fax numbers, and properly identified as confidential in accordance with paragraph 7 hereto shall be kept totally confidential and not be further distributed without permission by the other party to do so. A separate license fee will be payable for each line (i.e. weight loss, herbal, aromatherapy, and auto products).

    10) For this agreement to be applicable to a specific matter, the providing party shall identify the matter to the receiving party in writing citing this agreement.




                                                                    Exhibit 10.6
                                                               Page 1 of 2 Pages

     In witness thereof, we have subscribed our names thereto and agree that this agreement became effective the 26th of June, 1998.

For Moonlighting Distribution                For Summit Technologies, Inc.
Corporation-USA

/s/ Paula Parker                             /s/ B. Keith Parker
------------------------------               ------------------------------
Paula Parker, President                      B. Keith Parker, Chairman-CEO

State of Texas
County of Gregg

This instrument was acknowledged before me on 6-26-98 by Keith Parker and Paula Parker.

(Seal)                                       /s/ Jennifer L. Woolbert
                                             ------------------------------
                                             Notary Public, State of Texas

                                             My commission expires 7-25-2001














                                                                    Exhibit 10.6
                                                              Pages 2 of 2 Pages